UNITED STATES
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Sun-Times Media Group, Inc.

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On November 26, 2008, Sun-Times Media Group, Inc. issued the following press release.
SUN-TIMES MEDIA GROUP FILES PRELIMINARY CONSENT REVOCATION
STATEMENT WITH SEC; SETS RECORD DATE FOR CONSENT SOLICITATION
CHICAGO, November 26, 2008 — Sun-Times Media Group, Inc. (OTCBB:SUTM) today today announced that it has filed a Preliminary Consent Revocation Statement with the Securities and Exchange Commission. The Preliminary Consent Revocation Statement was filed in connection with the opposition by the Company’s Board of Directors to the solicitation of written stockholder consents by Davidson Kempner Capital Management LLC to remove all but one member of the current Board of Directors and replace them with Davidson Kempner’s four nominees (the “DK Consent Solicitation”). The Board of Directors has fixed December 1, 2008 as the record date for the DK Consent Solicitation.
About Sun-Times Media Group
Sun-Times Media Group is dedicated to being the premier source of local news and information for the greater Chicago area. Its media properties include the Chicago Sun-Times and Suntimes.com as well as newspapers and Web sites serving more than 200 communities throughout the Chicago area. Further information can be found at http://www.thesuntimesgroup.com.
Additional Information
Sun-Times Media Group, Inc. has made a preliminary filing with the Securities and Exchange Commission of a Consent Revocation Statement and an accompanying consent revocation card to be used to solicit revocations of written consents in connection with the Davidson Kempner Capital Management LLC solicitation of written consents from stockholders of the Company. Stockholders are advised to read the preliminary Consent Revocation Statement and other documents related to the solicitation when they become available because they contain, and will contain, important information, including information relating to the participants in the Company’s consent revocation solicitation. Such preliminary Consent Revocation Statement and any other relevant documents are available at no charge on the SEC’s website at http://www.sec.gov. When completed, a definitive Consent Solicitation Statement will be mailed to the Company’s stockholders and will be available at no charge at the SEC’s website as set forth above.
Contact:
Sun-Times Media Group, Inc.
Tammy Chase
Director of Corporate Communications
(312) 321-3230 or tchase@suntimes.com